                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

  NAME                          JURISDICTION OF FORMATION
  ----                          -------------------------
Crown Media, Inc.               Delaware

Odyssey Holdings, L.L.C.        Delaware

H&H Programming-Asia, LLC       New York